UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2017

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-13146

Oregon	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR	97035
(Address of principal executive offices)	(Zip Code)

(503) 684-7000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Certain Officers.

On March 2, 2017 (the “Effective Date”), The Greenbrier Companies, Inc. (the “Company”) entered into a Separation and Consulting Agreement with Victoria McManus, the Company’s Executive Vice President and Chief Strategic Officer. Pursuant to the Separation and Consulting Agreement, Ms. McManus resigned as an employee of the Company on the Effective Date and will transition to a consulting role which shall continue until terminated by either party upon thirty days written notice (the “Consulting Term”).

(e) Compensatory Arrangements of Certain Officers.

On March 1, 2017, the Company’s Compensation Committee approved the terms of a Separation and Consulting Agreement with Ms. McManus pursuant to which Ms. McManus will provide consulting services to the Company during the Consulting Term to work on special projects as assigned by the Company’s Chairman and Chief Executive Officer. Pursuant to the terms of the Separation and Consulting Agreement (i) Ms. McManus will continue to be paid her current base salary during the Consulting Term; (ii) consulting service will count as employment service with respect to the requirement for Ms. McManus to repay her hiring bonus received in fiscal 2016 if not employed through October 2017; and (iii) all outstanding RSUs held by Ms. McManus on the Effective Date will continue to vest according to their terms during the Consulting Term, subject to forfeiture in accordance with the terms of the applicable RSU agreement upon termination of the Consulting Term, unless otherwise agreed in writing at the time of termination of the Consulting Term and approved by the Company’s Compensation Committee of the Board of Directors; provided, that, with respect to the 5,000 time-based vesting RSUs scheduled to vest in March 2017 and the 6,067 time-based vesting RSUs scheduled to vest in October 2017 (together, the “2017 RSUs”), in the event the Company terminates the Consulting Term prior to vesting for any reason other than “Cause” (as defined below), the vesting of the 2017 RSUs shall fully accelerate. “Cause” shall mean: the conviction of Ms. McManus (including a plea of nolo contendere) of a felony or gross misdemeanor under federal or state law which is materially and demonstrably injurious to the Company or which impairs Ms. McManus’s ability to perform substantially her duties for the Company.

During the Consulting Term, Ms. McManus will continue to receive certain benefits she received as an employee of the Company, including medical, dental and vision benefits. A non-solicitation period will be in effect through the end of the Consulting Term and for a period of two years after the end of the Consulting Term.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Separation and Consulting Agreement dated March 2, 2017 between The Greenbrier Companies, Inc. and Victoria McManus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date: March 3, 2017	By:	/s/ Martin R. Baker
Martin R. Baker
Senior Vice President, General Counsel and Chief Compliance Officer

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